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Exhibit 99(c)(2)

MEEMIC Holdings, Inc.

March 2002

RAYMOND JAMES
& ASSOCIATES, INC.
Member New York Stock Exchange/SIPC

TABLE OF CONTENTS

•	Overview	3
•	Valuation	9
•	Comparable Companies	12
•	Precedent Transactions	18
•	DCF Valuation	23

OVERVIEW

MEEMIC Holdings, Inc.
MEMH
3/14/02 Stock Price:	$24.23
Shares Outstanding:	6,674,335
Market Capitalization:	$161,719,137
2001
Revenues:	$144,607
Earnings per Share:	$1.78
Average Daily Volume:	2,709

Situation

  •
  MEEMIC Holdings, Inc. ("MEEMIC") completed its conversion from a mutual to a stock insurance company on July 1, 1999. The conversion raised $66 million in new equity capital for MEEMIC.

  •
  Professionals Group, Inc. ("Professionals") beneficially owned 77.3% of MEEMIC post-conversion, primarily as a result of the conversion of a $21.5 million surplus note (plus accrued interest) and standby purchase of shares in the subscription offering.

  •
  Professionals merged with Medical Assurance, Inc. in June 2001 to form ProAssurance Corporation ("ProAssurance").

  •
  Currently, ProAssurance beneficially owns approximately 81.2% of the diluted shares outstanding of MEEMIC. ProAssurance currently owns approximately 5.6 million shares of MEEMIC.

  •
  With fewer than 1.2 million shares in the outstanding float, the market for the Company's stock is illiquid. Daily trading volume averages approximately 3,000 shares.

  •
  MEEMIC is considering a transaction to repurchase all outstanding shares of common stock not owned by ProAssurance.

Advantages of Potential Transaction

Advantages to Company

  •
  Unified management

  •
  Elimination of public ownership costs

  •
  Elimination of related party transactions and perceived conflict of interest

Advantages to Minority

  •
  Liquidity

  •
  Increased value relative to current market

Advantages to Majority

  •
  Potential increases in earnings per share

  •
  Increased flexibility with respect to capital management

  •
  Capture full value of future growth

Historical Financial Summary

	Year Ended December 31,
	2001	2000	1999	1998	1997
	(in 000s)
Revenues:
Net Premiums Earned	$133,252	$118,528	$93,034	$64,040	$67,830
Net Investment Income	11,182	10,768	8,285	6,958	6,677
Realized Gain (Loss)	(1,540)	(65)	(20)	31	32
Other	1,713	1,713	1,877	2,111	841

Total Revenues	$144,607	$130,944	$103,176	$73,140	$75,380
Expenses:
Loss and Loss Adjustment Expense	$93,702	$77,227	$62,858	$43,452	$47,302
Policy Acquisition and Underwriting Expenses	31,679	28,127	19,132	12,658	16,690
Amortization and Other	3,027	3,098	3,845	5,582	2,087

Total Expenses	$128,408	$108,452	$85,835	$61,692	$66,079
Income before Taxes	16,199	22,492	17,341	11,448	9,301
Income Tax	4,180	6,773	5,531	3,296	2,672

Net Income before Extraordinary	$12,019	$15,719	$11,810	$8,152	$6,629
Extraordinary Items (net of tax)	—	—	1,525	214	—

Net Income	$12,019	$15,719	$13,335	$8,366	$6,629

Assets
Cash and Investments	$222,667	$198,118	$168,432	$128,881	$113,747
Intangible	30,496	33,420	36,344	39,268	42,149
Other	88,520	77,936	69,873	71,181	58,962

Total Assets	$341,683	$309,474	$274,649	$239,330	$214,858
Liabilities & Equity
Loss & LAE Reserves	$124,361	$107,256	$96,009	$92,298	$84,921
Unearned Premiums	41,310	36,755	34,148	31,586	29,436
Other	14,894	18,856	17,307	63,222	57,219

Total Liabilities	$180,565	$162,867	$147,464	$187,106	$171,576
Shareholders' Equity	$161,118	$146,607	$127,185	$52,224	$43,282

	Year Ended December 31,
	2001	2000	1999	1998	1997
Net Loss & LAE Ratio	70.3%	65.2%	67.6%	67.8%	69.7%
Expense Ratio	23.8%	23.7%	20.5%	19.8%	24.6%

Combined Ratio	94.1%	88.9%	88.1%	87.6%	94.3%
Investment Yield	5.3%	5.8%	5.6%	5.8%	6.5%
Operating Margin	11.2%	17.2%	17.7%	19.2%	14.1%
Return on Average Equity	7.8%	11.5%	14.9%	17.5%	16.7%

MEEMIC Strengths and Weaknesses

  Strengths

    •
    Captive, low-cost distribution system

    •
    10% commission, below industry average

    •
    90% of business is MEEMIC related

    •
    Attractive customer demographic

    •
    Educators have a lower incidence of accidents and claims

    •
    MEEMIC has approximately 20% of the educators market

    •
    Brand loyalty

    •
    98.5% retention rate for multi-policy holders

    •
    Experienced management

  Weaknesses

    •
    Single state

    •
    Unproven ability to grow business plan in new geographic markets

    •
    Limited management depth

MEMH Stock Performance

MEEMIC Holdings, Inc. Price/Volume Performance
March 2001—March 2002

Price Histogram
March 2001—March 2002

MEMH Ownership (Diluted Shares)

	Shares	%
ProAssurance Corporation	5,610,045	81.2%
Directors and Management:
Thomas Hoeg(1)	62,700	0.9%
James Wood(2)	40,000	0.6%
Lynn Kalinowski(3)	33,400	0.5%
Christine Schmitt(3)	33,200	0.5%
Victor Adamo(3)	32,700	0.5%
William Sabados(3)	32,700	0.5%
John Dodge Jr.	1,744	0.0%
Ann Putallaz	500	0.0%

Directors and Management	236,944	3.4%
Institutions:
Fidelity Management	207,500	3.0%
Independence One Capital	90,950	1.3%
Barclays Global Investors	49,351	0.7%
Northern Trust	23,990	0.3%
Others	52,602	0.8%

Institutional Shares	400,403	5.8%
Retail Shares	657,558	9.5%
Diluted Shares Outstanding(4)	6,904,950	100%

(1)
Includes 30,000 vested options and 12,700 shares in the Rabbi Trust.

(2)
Includes 30,000 vested options.

(3)
Includes 20,000 vested options and 12,700 shares in the Rabbi Trust.

(4)
Includes 140,000 vested options and 90,950 shares in the Rabbi Trust.

Source: Shareworld Database, the Company

MEMH Ownership

VALUATION

Summary

Multiple Comparison

MEEMIC Values
(in millions, except stock price)
Adjusted Equity	$167.9
Reported Equity	161.1
LTM Operating Income	13.9
2002E Earnings	18.7
2003E Earnings	19.2
Stock Price	24.23
	Focus Range Multiples
	$30		$40
Adjusted Equity	1.23	x	1.64	x
Reported Equity	1.29	x	1.71	x
LTM Operating Income	14.9	x	19.9	x
2002E Earnings	11.1	x	14.8	x
2003E Earnings	10.8	x	14.4	x
Acquisition Premium	23.8%		65.1%
	Multiples
Methodology
	Low		Median		High
Comparable Companies
Adjusted Equity	0.78	x	1.57	x	2.33	x
Reported Equity	0.78	x	1.57	x	2.33	x
LTM Operating Income	11.2	x	17.5	x	31.2	x
2002E Earnings	9.8	x	13.5	x	20.0	x
2003E Earnings	7.2	x	10.8	x	16.0	x
Precedent Transactions
Adjusted Equity	0.85	x	2.13	x	3.85	x
Reported Equity	0.85	x	2.13	x	3.85	x
LTM Operating Income	7.0	x	20.8	x	38.4	x
Acquisition Premium Paid	32.0%		44.8%		63.3%
Discounted Cash Flow
Adjusted Equity	1.18	x	1.41	x	1.67	x
Reported Equity	1.21	x	1.44	x	1.71	x
Earnings	14.0	x	16.6	x	19.5	x

Adjustments to MEEMIC Results for Purposes of Analysis

  •
  MEEMIC has established loss reserves approximately 20% above M&R's best estimate. The adjusted equity value used for valuation purposes has been increased by half the difference between these two numbers, or $5.2 million, tax-effected.

  •
  MEEMIC has established a reinsurance liability of $3.7 million relating to contingent reinsurance premiums for policy years 1997 and prior. Due to lack of any substantial loss development, it is becoming very unlikely that these premiums are to be paid, and they have been tax effected and added back to equity for valuation purposes.

  •
  MEEMIC posted a realized loss of $1.5 million in 2Q 2001 on bonds of California power companies. These bonds have since recovered their value after government bailouts and the future gain has been tax-effected and included in adjusted equity.

  •
  The departure of Kevin Clinton and Annette Flood caused a $1.3 million severance payment charge in Q2 2001. This represents a one time occurrence that has been tax effected and added back to operating income for purposes of valuation.

Reported Book Value at 12/31/01—	$161,118,000
Adjustments (tax-effected at 35%)
Excess loss reserves—	3,371,225
Reinsurance payables—	2,418,320
Unrecognized gain in bond portfolio—	1,001,000
Adjusted Book Value—	$167,908,545

Reported Net Income—	$12,019,000
Adjustments (tax-effected at 35%)
Realized investment losses—	1,001,000
Net severance—	868,400
Net Operating Income—	$13,888,400

COMPARABLE COMPANIES

Selected Financial Information—GAAP

		Income Statement			Balance Sheet
Company	Latest Quarter Reported	LTM Net Premiums Written	LTM Net Premiums Earned	LTM Net Operating Income(1)	Total Assets	Total Debt	Total Preferred Equity & Other(2)	Total Unadjusted Common Equity(3)	Total Adjusted Common Equity(4)
		($ in thousands)
Commerce Group, Inc.	12/01	$1,078,967	$1,043,652	$98,900	$2,140,082	$0	$0	$812,274	$799,880
Mercury General Corporation	12/01	1,442,886	1,380,561	101,106	2,329,045	183,658	0	1,079,583	1,043,231
Harleysville Group Inc.	12/01	747,587	729,889	45,489	2,045,290	96,055	0	590,298	546,033
Merchants Group, Inc.	09/01	NA	93,535	598	299,676	0	0	70,648	68,751
Vesta Insurance Group, Inc.	12/01	306,323	286,804	6,116	1,843,136	109,396	23,250	259,307	244,490
Selective Insurance Group, Inc.	12/01	925,420	883,048	21,888	2,702,319	156,433	0	591,160	493,123
21st Century Insurance Group	12/01	868,955	864,145	(30,819)	1,352,016	0	0	659,306	647,428
State Auto Financial Corporation	12/01	726,822	555,207	19,330	1,086,566	45,500	0	400,272	378,269
Kingsway Financial Services	09/01	591,959	468,199	22,428	1,046,997	92,394	0	319,469	263,166
Mean		$836,115	$700,560	$31,671	$1,649,459	$75,937	$2,583	$531,369	$498,263
Median		808,271	729,889	21,888	1,843,136	92,394	0	590,298	493,123
High		1,442,886	1,380,561	101,106	2,702,319	183,658	23,250	1,079,583	1,043,231
Low		306,323	93,535	(30,819)	299,676	0	0	70,648	68,751
MEEMIC Holdings, Inc.	12/01	$137,743	$133,252	$13,888	$341,683	$0	$0	$161,118	$167,908

Source: SNL Database

Operating Performance—GAAP

Company	Yield on Average Investments & Cash	Net Investment Income Ratio(1)	Loss Ratio	Expense Ratio	Combined Ratio	Operating Ratio(2)	Adjusted Return on Average Common Equity(3)	Total Debt to Total Capital	Liquidity Ratio(4)
Commerce Group, Inc.	6.0%	9.5%	74.5%	24.4%	98.9%	89.4%	12.6%	0.0%	120.3%
Mercury General Corporation	6.1%	8.3%	73.2%	26.4%	99.6%	91.3%	9.9%	14.5%	212.0%
Harleysville Group Inc.	5.1%	11.7%	71.2%	33.0%	104.2%	92.5%	8.6%	14.0%	128.8%
Merchants Group, Inc.	6.4%	14.8%	81.8%	32.3%	114.1%	99.2%	0.9%	0.0%	114.3%
Vesta Insurance Group, Inc.	6.1%	24.1%	59.1%	40.6%	99.7%	75.6%	2.7%	27.9%	92.7%
Selective Insurance Group, Inc.	5.7%	11.0%	74.3%	32.4%	106.7%	95.7%	4.5%	20.9%	101.0%
21st Century Insurance Group	5.5%	5.2%	88.1%	14.9%	103.0%	97.8%	NA	0.0%	151.0%
State Auto Financial Corporation	5.5%	8.5%	76.9%	30.1%	107.0%	98.5%	5.2%	10.2%	169.0%
Kingsway Financial Services	4.9%	9.3%	70.6%	28.5%	99.1%	89.3%	7.1%	22.4%	108.3%
Mean	5.7%	11.4%	74.4%	29.2%	103.6%	92.1%	6.4%	12.2%	133.0%
Median	5.7%	9.5%	74.3%	30.1%	103.0%	92.5%	6.1%	14.0%	120.3%
High	6.4%	24.1%	88.1%	40.6%	114.1%	99.2%	12.6%	27.9%	212.0%
Low	4.9%	5.2%	59.1%	14.9%	98.9%	75.6%	0.9%	0.0%	92.7%
MEEMIC Holdings, Inc.	4.9%	8.4%	70.3%	23.8%	94.1%	85.7%	NA	0.0%	155.0%

(1)
(Investment income) / (Net premiums earned).

(2)
(Combined ratio) - (Net investment income ratio).

(3)
(Net operating earnings) / (Average adjusted common equity).

(4)
(Invested assets and cash) / (Policyholder liabilities).

Source: SNL Database

Market Valuation—GAAP

							Multiple of Price to:
Ticker	Company	3/14/2002 Closing Stock Price	Shares Out.	Equity Market Value	Latest Quarter Reported	Estimated Long-Term Growth Rate	LTM Net Operating EPS		CY 2002 Est. EPS		CY 2003 Est. EPS		Peg(1) Ratio CY 2002		Adjusted(2) Common Equity		Common Equity		Indicated Annual Dividend Yield
		(amounts in thousands, except stock price)
CGI	Commerce Group, Inc.	$39.37	33,130	$1,304,346	12/01	8.9%	13.3		11.9		10.9		1.22		1.63		1.61		3.10%
MCY	Mercury General Corporation	43.60	54,226	2,364,254	12/01	17.3%	23.4		18.8		16.0		0.92		2.27		2.19		2.76%
HGIC	Harleysville Group Inc.	26.35	29,445	775,867	12/01	19.8%	17.2		13.4		11.2		0.57		1.42		1.31		2.32%
MGP	Merchants Group, Inc.	23.05	2,314	53,334	09/01	NA	NM		20.0		NM		NM		0.78		0.75		1.74%
VTA	Vesta Insurance Group, Inc.	5.48	35,323	193,570	12/01	36.4%	11.2		9.8		7.2		0.20		0.79		0.75		1.85%
SIGI	Selective Insurance Group, Inc.	23.76	25,532	606,648	12/01	35.0%	28.6		14.6		10.8		0.31		1.23		1.03		2.53%
TW	21st Century Insurance Group	17.65	85,362	1,506,637	12/01	59.6%	NM		NM		23.1		0.39		2.33		2.29		1.85%
STFC	State Auto Financial Corporation	15.30	38,937	595,736	12/01	22.2%	31.2		12.9		10.6		0.48		1.57		1.49		0.86%
KFS	Kingsway Financial Services	10.77	47,472	511,273	12/01	NA	17.5		13.5		10.8		NA		1.94		1.60		0.00%
Mean						28.4%	20.4	x	14.4	x	12.6	x	0.58	x	1.55	x	1.45	x	1.9%
Median						22.2%	17.5		13.5		10.8		0.48		1.57		1.49		1.9%
High						59.6%	31.2		20.0		23.1		1.22		2.33		2.29		3.1%
Low						8.9%	11.2		9.8		7.2		0.20		0.78		0.75		0.0%
MEMH MEEMIC Holdings, Inc.		$24.23	6,674	$161,719	12/01	NA	12.6	x	NA	x	NA	x	NA	x	0.96	x	1.00	x	0.00%

(1)
(CY 2002 Est. EPS)/(Estimated long-term growth rate).

(2)
Excludes net accumulated other comprehensive income/(loss), foreign currency translations and adjustments to ESOPs.

Source: SNL Database

        Selected GAAP Financial Data

		CGI	MCY	HGIC	MGP	VTA	SIGI	TW	STFC	KFS
Latest twelve months ended		12/31/01	12/31/01	12/31/01	09/30/01	12/31/01	12/31/01	12/31/01	12/31/01	09/01/01
Latest fiscal year ended		2001	2001	2001	2000	2001	2001	2001	2001	2001	Median
Net premiums written growth	Qtr(s)-Qtr(s)	7.8%	18.6%	2.1%	NA	80.4%	10.3%	6.6%	211.9%	NA	10.3%
	1999-00	6.9%	13.4%	6.6%	0.0%	45.4%	9.7%	4.4%	77.7%	NA	8.3%
	1998-99	10.6%	5.5%	-3.2%	-0.1%	-13.2%	3.9%	8.2%	3.7%	NA	3.8%
	1997-98	22.4%	5.4%	5.6%	1.8%	-42.5%	8.4%	-0.6%	7.6%	NA	5.5%
	1996-97	0.5%	5.3%	11.2%	-4.2%	-19.7%	4.4%	-1.9%	12.3%	NA	2.4%
	1996-00 CAGR	9.8%	7.4%	4.9%	-0.6%	-12.7%	6.6%	2.5%	22.2%	NA	5.7%
Net premiums earned growth	Qtr(s)-Qtr(s)	5.0%	15.6%	8.0%	-2.4%	33.7%	7.4%	2.6%	109.5%	NA	7.7%
	1999-00	9.3%	10.5%	6.0%	0.0%	32.2%	7.5%	4.7%	39.5%	NA	8.4%
	1998-99	9.5%	5.1%	-2.7%	-0.5%	-36.9%	2.8%	7.1%	1.5%	NA	2.1%
	1997-98	16.9%	5.9%	6.4%	1.3%	-22.0%	10.5%	-0.3%	10.1%	NA	6.2%
	1996-97	2.1%	8.8%	6.4%	-2.6%	-14.7%	6.9%	-1.7%	11.3%	NA	4.2%
	1996-00 CAGR	9.3%	7.6%	4.0%	-0.5%	-13.7%	6.9%	2.4%	14.8%	NA	5.4%
Net investment income growth	Qtr(s)-Qtr(s)	-3.7%	5.6%	-1.2%	-9.3%	-6.2%	-6.8%	-5.3%	47.6%	NA	-4.5%
	1999-00	2.9%	7.6%	-1.5%	0.0%	39.2%	-2.7%	-8.8%	21.7%	NA	1.4%
	1998-99	43.7%	7.1%	1.0%	5.8%	70.6%	3.1%	-21.4%	13.6%	NA	6.4%
	1997-98	-22.1%	3.3%	-0.2%	-1.0%	-6.8%	-2.7%	-16.6%	5.4%	NA	-1.8%
	1996-97	6.8%	10.8%	5.2%	4.0%	-19.7%	-1.3%	2.3%	4.5%	NA	4.2%
	1996-00 CAGR	5.3%	7.2%	1.1%	2.1%	15.5%	-0.9%	-11.6%	11.1%	NA	3.7%
Operating income growth	Qtr(s)-Qtr(s)	-44.5%	-11.0%	-18.3%	-1725.5%	-225.1%	-6.0%	-2805.5%	-178.8%	NA	-111.7%
	1999-00	-16.1%	-5.3%	5.7%	0.0%	-36.9%	-8.1%	-288.1%	-56.4%	NA	-12.1%
	1998-99	39.1%	-24.5%	27.0%	-36.8%	-10.1%	-31.2%	-81.3%	7.6%	NA	-17.3%
	1997-98	-8.0%	-20.7%	-36.0%	14.0%	-112.7%	-37.0%	1.7%	15.6%	NA	-14.3%
	1996-97	13.1%	16.5%	6.3%	43.6%	-343.6%	-16.3%	-20.2%	-8.8%	NA	-1.2%
	1996-00 CAGR	5.0%	-9.8%	-2.2%	0.9%	-35.2%	-24.0%	NA	-16.1%	NA	-9.8%
Invested assets and cash as a % of total assets	LQE	70.0%	NA	78.9%	76.6%	57.7%	67.4%	65.4%	NA	0.0%	NA
	2001	70.0%	NA	78.9%	76.5%	57.7%	67.4%	65.4%	NA	0.0%	NA
	2000	71.0%	84.1%	80.5%	76.5%	62.8%	69.4%	68.8%	86.0%	0.0%	71.0%
	1999	67.8%	83.1%	80.4%	79.0%	52.9%	68.6%	71.7%	85.8%	0.0%	71.7%
	1998	71.6%	84.8%	81.9%	78.4%	47.1%	73.1%	77.6%	85.4%	0.0%	77.6%
	1997	70.8%	84.1%	80.7%	76.7%	39.2%	75.1%	75.3%	86.8%	0.0%	75.3%
	Average	70.2%	84.0%	80.2%	77.3%	52.9%	70.2%	70.7%	86.0%	0.0%	70.7%
Common equity as a % of total assets	LQE	38.0%	NA	28.9%	23.6%	14.1%	21.9%	48.8%	NA	0.0%	NA
	2001	38.0%	NA	28.9%	24.9%	14.1%	21.9%	48.8%	NA	0.0%	NA
	2000	37.7%	48.2%	28.0%	24.9%	11.7%	22.5%	53.9%	43.0%	0.0%	28.0%
	1999	34.6%	47.7%	26.1%	25.7%	19.1%	22.7%	52.3%	41.8%	0.0%	26.1%
	1998	40.2%	48.9%	27.4%	26.2%	11.7%	25.0%	49.3%	47.5%	0.0%	27.4%
	1997	37.0%	46.3%	24.8%	24.6%	22.0%	24.5%	24.2%	45.7%	0.0%	24.6%
	Average	37.6%	47.8%	27.3%	25.0%	15.4%	23.1%	46.2%	44.5%	0.0%	27.3%

Source: SNL Database

GAAP and STAT Financial Data

		CGI	MCY	HGIC	MGP	VTA	SIGI	TW	STFC	KFS
Latest twelve months ended		12/31/01	12/31/01	12/31/01	09/30/01	12/31/01	12/31/01	12/31/01	12/31/01	09/01/01
Latest fiscal year ended		2001	2001	2001	2000	2001	2001	2001	2001	2001	Median
GAAP loss ratio	TTM	74.5%	73.2%	71.2%	81.8%	59.1%	74.3%	88.1%	76.9%	70.6%	74.3%
	2001	74.5%	73.2%	71.2%	75.7%	59.1%	74.3%	96.8%	76.9%	NA	74.4%
	2000	71.0%	72.2%	71.6%	75.7%	57.8%	74.8%	90.8%	68.4%	NA	71.9%
	1999	71.7%	66.4%	74.0%	69.7%	61.5%	74.1%	78.5%	67.5%	NA	70.7%
	1998	71.3%	61.0%	69.9%	69.7%	76.4%	70.2%	81.0%	68.0%	NA	70.1%
	1997	72.0%	63.5%	70.3%	74.6%	57.7%	68.2%	77.3%	65.1%	NA	69.3%
	Average	72.5%	68.2%	71.4%	74.5%	61.9%	72.6%	85.4%	70.5%	70.6%	71.4%
GAAP expense ratio	TTM	24.4%	26.4%	33.0%	32.3%	40.6%	32.4%	14.9%	30.1%	28.5%	30.1%
	2001	NA	26.4%	32.8%	32.1%	NA	32.6%	14.9%	30.1%	NA	31.1%
	2000	NA	26.3%	34.6%	32.1%	NA	33.1%	14.4%	30.0%	NA	31.0%
	1999	NA	26.8%	34.3%	34.5%	38.3%	32.7%	12.9%	28.5%	NA	32.7%
	1998	27.2%	26.6%	33.7%	35.8%	51.1%	33.3%	10.2%	29.3%	NA	31.3%
	1997	24.4%	25.1%	33.3%	33.4%	34.9%	32.1%	9.4%	29.5%	NA	30.8%
	Average	25.3%	26.3%	33.6%	33.4%	41.2%	32.7%	12.8%	29.6%	28.5%	29.6%
GAAP combined ratio	TTM	98.9%	99.6%	104.2%	114.1%	99.7%	106.7%	103.0%	107.0%	99.1%	103.0%
	2001	NA	99.6%	104.0%	107.8%	NA	106.9%	111.7%	107.0%	0.0%	106.9%
	2000	NA	98.5%	106.2%	107.8%	NA	107.9%	105.2%	98.4%	0.0%	105.2%
	1999	NA	93.2%	108.3%	104.2%	99.8%	106.8%	91.4%	96.0%	0.0%	97.9%
	1998	98.5%	87.6%	103.6%	105.5%	127.5%	103.5%	91.2%	97.3%	0.0%	98.5%
	1997	96.4%	88.6%	103.6%	108.0%	92.6%	100.3%	86.7%	94.6%	0.0%	94.6%
	Average	97.9%	94.5%	105.0%	107.9%	104.9%	105.4%	98.2%	100.1%	16.5%	100.1%
GAAP yield on average invested assets and cash	TTM	6.0%	NA	5.1%	6.4%	6.1%	5.7%	5.5%	NA	0.0%	NA
	2001	6.0%	NA	5.1%	6.5%	6.1%	5.7%	5.5%	NA	0.0%	NA
	2000	9.1%	6.5%	5.9%	6.5%	5.8%	5.9%	4.6%	6.2%	0.0%	5.9%
	1999	5.8%	5.5%	6.4%	6.2%	6.2%	7.2%	5.6%	5.8%	0.0%	5.8%
	1998	7.4%	6.1%	6.7%	6.2%	5.0%	5.5%	NA	6.1%	0.0%	NA
	1997	8.6%	7.0%	6.4%	6.3%	7.2%	6.3%	NA	6.4%	0.0%	NA
	Average	7.1%	6.3%	5.9%	6.4%	6.1%	6.1%	5.3%	6.1%	0.0%	6.1%
GAAP adjusted return on adjusted common equity	TTM	12.6%	NA	8.6%	0.9%	NA	4.5%	NA	NA	NA	6.6%
	2001	12.6%	NA	8.6%	6.0%	NA	4.5%	NA	NA	NA	7.3%
	2000	16.1%	10.9%	8.7%	6.0%	5.3%	4.9%	NA	13.0%	NA	8.7%
	1999	14.1%	15.6%	7.3%	9.6%	12.3%	7.0%	NA	12.9%	NA	12.3%
	1998	14.1%	22.0%	12.4%	8.6%	-65.6%	11.3%	15.7%	11.8%	NA	12.1%
	1997	13.7%	22.3%	13.3%	6.2%	18.7%	14.6%	36.2%	16.9%	NA	15.8%
	Average	13.9%	17.7%	9.8%	6.2%	-7.3%	7.8%	26.0%	13.6%	NA	11.7%
STAT net premiums written/surplus ratio	2001	NA	NA	1.39	1.86	NA	1.76	2.21	NA	NA	1.81
	2000	1.53	1.33	1.36	1.86	0.68	1.74	1.75	1.26	NA	1.44
	1999	1.76	1.41	1.44	1.77	0.89	1.57	1.32	1.39	NA	1.43
	1998	1.32	1.49	1.40	1.83	1.92	1.47	1.29	1.58	NA	1.48
	1997	1.44	1.60	1.55	NA	1.66	1.48	1.44	1.57	NA	1.55
	Average	1.51	1.46	1.43	1.83	1.29	1.60	1.60	1.45	NA	1.48

Source: SNL Database

Performance Comparison

Stock Performace 2001

P&C Market Overview

  •
  As a result of the September 11th attacks, insurers in a wide swath of P&C markets are raising rates, compounding a hardening of rates that has been building for the past year.

  •
  Historically, when rates harden, insurance stocks usually beat the market. Preliminary indication from one month post attack indicate that investors may respond in line with historical trends.

NET PREMIUMS WRITTEN VS. COMBINED RATIO, 1968 - 2003E

Data from A.M. Best, RJF Estimates

PRECEDENT TRANSACTIONS

Precedent M&A Transactions

					Equity Value to:						Transaction Value to:
								GAAP Adjusted Common Equity	GAAP Reported Common Equity
Date Announced	Date Effective	Buyer/Seller	Equity Value ($ in mils)	Debt Assumed ($ in mils)	GAAP Net Income	GAAP Operating Income	STAT Net Income			STAT Surplus	Net Premium Written
			(dollars in millions, sorted according to deal size)
7/1/93	8/31/93	St. Paul Companies/Economy Fire & Casualty Company	420.0	0.0	NA	NA	18.7	NA	1.38	1.79	1.0
11/19/93	12/30/93	GRE Insurance Group/American Ambassador	100.0	0.0	NA	NA	13.1	NA	NA	1.44	1.0
NA	12/31/93	Anthem P&C Holdings, Inc/Federal Kemper Insurance Co	100.0	0.0	NA	NA	20.4	NA	NA	1.60	0.8
2/9/95	5/22/95	USF&G Corporation/Victoria Financial Corporation	59.0	0.0	34.4	30.6	22.0	2.06	2.17	2.52	1.2
4/27/95	7/18/95	Guaranty National Corp./Viking Insurance Company of Wisconsin (Xerox)	102.7	0.0	NA	NA	6.5	NA	NA	1.18	0.7
NA	8/31/95	The Commerce Group, Inc./Western Pioneer Insurance Company	12.0	0.0	NA	NA	20.0	NA	NA	1.53	0.5
8/12/95	10/3/95	Trinity Universal Insurance Company (Unitrin)/Milwaukee Insurance Group, Inc.	94.2	0.0	20.7	20.8	NM	1.22	1.17	1.86	0.8
8/25/95	1/2/96	Berkshire Hathaway Inc./Geico	4,727.0	0.0	17.2	20.5	17.9	3.32	2.72	4.11	1.7
2/1/96	4/30/96	GCS Management, Inc. (Goran Capital)/Superior Insurance Company (Fortis, Inc.)	66.4	0.0	16.1	23.2	11.8	1.08	1.05	1.35	0.7

2/8/96	7/31/96	Meridian Insurance Group, Inc./Citizens Security Group, Inc.	25.0	0.0	NM	NM	20.6	2.14	2.08	1.87	0.8
11/5/96	1/1/97	Unitrin, Inc./Union Automobile Indemnity Company	32.0	0.0	NA	NA	22.7	NA	NA	1.66	0.9
11/6/96	3/7/97	Progressive Corporation/Midland Financial Group, Inc.	50.1	20.0	NM	NM	NM	1.07	1.07	0.89	0.4
4/24/97	6/30/97	Vesta Insurance/Anthem Casualty and Shelby Insurance	238.8	0.0	NM	NM	19.6	2.13	2.08	1.60	0.9
6/9/97	10/1/97	Safeco Corporation/American States Financial Corporation	2,804.8	300.0	14.7	16.5	15.7	2.25	1.98	2.57	1.9
8/28/97	10/2/97	Harleysville Group/Minnesota Fire & Casualty Insurance Company	35.0	0.0	NA	NA	NM	NA	NA	1.71	0.9
6/23/97	10/17/97	General Motors Acceptance Corp./Integon Corp.	518.8	250.0	NM	NM	NM	2.88	3.00	2.11	1.0
6/30/96	11/4/97	GE Capital Corp./Colonial Penn P&C Group Inc. (Leucadia National Corp.)	1,018.1	0.0	20.4	22.2	19.8	2.62	2.62	2.99	2.0
9/18/97	12/16/97	Orion Capital Corp./Guaranty National Corp.	541.4	101.1	13.9	17.1	18.2	2.19	1.94	2.13	1.2
10/20/97	12/18/97	Guaranty National Corp./Unisun Insurance (Amerisure Companies)	26.0	0.0	NA	NA	9.6	NA	NA	1.37	1.2

8/8/97	12/23/97	USF&G Corp. (Fidelity and Guaranty Co.)/Titan Holdings	231.2	50.0	15.2	15.9	16.8	1.91	1.90	2.88	1.4
10/20/97	12/31/97	General Accident Plc/Canadian General Insurance	433.2	99.6	NA	NA	NA	NA	2.43	NA	1.3
1/27/98	04/10/98	Allstate Corporation/Pembridge Inc.	266.3	20.5	26.1	38.4	NA	3.19	2.89	NA	1.5
11/24/97	04/30/98	Orion Capital Corp./Strickland Insurance Group, Inc.	40.5	9.4	NA	NA	11.5	NA	NA	2.70	1.1
10/16/97	2/12/98	Hartford Financial Services Group/Omni Insurance Group	184.7	0.0	34.8	34.8	NM	3.36	3.36	5.02	1.4
5/18/98	11/12/98	Nationwide Mutual Insurance Company/Allied Group, Inc.	1,521.8	127.7	25.8	26.0	25.2	3.85	3.77	4.05	2.8
11/03/98	1/29/99	Commerce Group Inc./Automobile Club Insurance Co. from American Automobile Association	78.5	0.0	NA	NA	9.1	NA	NA	0.96	0.8
1/11/99	4/8/99	American Finacial Group, Inc./Worldwide Insurance Co. (Aegon N.V.)	160.0	0.0	18.7	NA	13.0	NA	1.17	1.89	1.3
5/11/99	9/1/99	Millers American Group Inc./Phoenix Indemnity Insurance Co. Acceptance Insurance Cos.	25.0	0.0	NA	NA	28.2	NA	NA	1.65	1.8
3/17/99	9/24/99	Motor Club of America/North East Insurance Co.	10.5	0.0	NM	NM	NM	1.12	1.11	1.77	0.8

10/25/00	6/1/01	State Automobile Mutual Insurance Company/Meridian Insurance Company	235.1	7.0	80.9		NM		35.8		NA		1.79		1.73		1.1
1/4/00	NA	Prudential Insurance Company of America/St. Paul Companies	200.0	0.0	NA		NA		NA		0.86		0.87		NA		NA
10/31/00	4/10/01	American National Insurance/ Farm Family Holdings Inc.	278.9	0.0	9.2		8.9		12.6		NA		1.25		1.15		NA
4/18/01	7/10/01	Vesta Insurance Group Inc./ FL Select Ins Holdings Inc.	64.5	0.0	9.1		7.0		NA		NA		1.89		NA		NA
2/27/02	Pending	Kingsway Finl Services Inc./ American Country Holdings Inc.	24.0	10.8	NM		NM		NM		0.85		0.70		0.60		NA
			Average		23.8	x	21.7	x	17.8	x	2.12	x	1.93	x	2.0	x	1.2	x
			Median		18.7		20.8		18.2		2.13	x	1.92	x	1.8		1.1
			High		80.9		38.4		35.8		3.85	x	3.77	x	5.0		2.8
			Low		9.1		7.0		6.5		0.85	x	0.70	x	0.6		0.4

Source: SNL Database, SEC Filings, Press Releases

Acquisition Premiums

Month	Average Premium	# of Deals
February-02	32.0%	24
January-02	36.8%	19
December-01	63.3%	17
November-01	47.3%	25
October-01	48.7%	27
September-01	42.0%	26
August-01	36.1%	34
July-01	56.3%	46
June-01	56.4%	44
May-01	41.0%	42
April-01	36.6%	36
March-01	37.4%	31
Highest Average Month	63.3%
Lowest Average Month	32.0%
Weighted Average Premium	44.8%

Note: Includes merger transactions with a deal value greater than $10 million.

Source: Bloomberg L.P.

DCF VALUATION

Overview

    •
    Discounted Cash Flow consists of two parts. The first calculates the present value of a stream of future cash flows by applying a discount rate ranging from 12% to 16%. The second part calculates the present value of a terminal value at the end of the fifth year by applying a multiple to net income, and discounting back.

    •
    MEEMIC's cash flow is calculated using dividends available at the end of each year after subtracting the additional surplus required to keep a premiums written to surplus ratio of 2X. MEIA's cash flow is equated to net income.

    •
    The DCF value of cash and investments in the Holding company is assumed to be equal to the current value of the cash.

Per Share value of MEEMIC

	Multiple of 2006 Net Income
Discount Rate
	11.0x	12.0x	13.0x	14.0x	15.0x
16%	$17.36	$18.47	$19.58	$20.69	$21.79
15%	$18.02	$19.18	$20.33	$21.49	$22.65
14%	$18.71	$19.92	$21.13	$22.33	$23.54
13%	$19.43	$20.70	$21.96	$23.22	$24.49
12%	$20.20	$21.52	$22.84	$24.16	$25.48

Per Share value of MEIA

	Multiple of 2006 Net Income
Discount Rate
	11.0x	12.0x	13.0x	14.0x	15.0x
16%	$6.15	$6.54	$6.94	$7.34	$7.74
15%	$6.38	$6.80	$7.21	$7.63	$8.04
14%	$6.63	$7.07	$7.50	$7.94	$8.37
13%	$6.90	$7.35	$7.80	$8.26	$8.71
12%	$7.17	$7.65	$8.12	$8.60	$9.07

Median Value

MEEMIC	$21.13
MEIA	$7.50
Cash in Holding Company	$4.75

Total	$33.38

Summary of Management's Projections

	Year Ended December 31,
	2002	2003	2004	2005	2006
Net Premiums Earned	$145,369	$155,172	$164,800	$172,229	$181,388
Total Revenues	$160,859	$172,655	$184,397	$193,827	$204,959
Net Income(1)	$18,674	$19,213	$21,036	$22,398	$23,906
Shareholders' Equity	$177,570	$196,966	$222,967	$244,933	$271,571
Net Loss & LAE Ratio	69.5%	69.5%	69.6%	69.8%	69.8%
Expense Ratio	25.5%	25.5%	25.6%	26.2%	26.2%

Combined Ratio	95.0%	95.0%	95.2%	96.0%	96.0%
Investment Yield	6.0%	6.0%	6.0%	6.0%	6.0%

(1)
Assumes no amortization of MEIA intangible except for a $75,000 expense in 2002 for the remainder of a $500,000 intangible with a discrete life.

QuickLinks

  Exhibit 99(c)(2)
TABLE OF CONTENTS
OVERVIEW
VALUATION
COMPARABLE COMPANIES
NET PREMIUMS WRITTEN VS. COMBINED RATIO, 1968 - 2003E
PRECEDENT TRANSACTIONS
DCF VALUATION